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                                                      EXHIBIT 1


For Period Ending:  10/31/02

File Number 811-09561





This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 30th day of December, 2002.


                                             CENTURY CAPITAL MANAGEMENT TRUST
                                             (Name of registrant, depositor
                                               or trustee)



                                       BY:   /s/ ALLAN W. FULKERSON
                                             Allan W. Fulkerson,
                                             Chairman


Witness:  /s/ STEVEN ALFANO
          Steven Alfano
          Secretary